UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2016

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Griffin Capital Essential Asset REIT II, Inc. (the “Registrant”), Griffin Capital Corporation, Griffin Capital Securities, LLC, and Griffin Capital Essential Asset Advisor II, LLC (collectively, the “Griffin Entities”) and Ameriprise Financial Services, Inc. (“Ameriprise”) previously entered into a Selected Dealer Agreement dated May 5, 2015, as amended by the Amended and Restated Amendment to Selected Dealer Agreement dated December 22, 2015, Amendment No. 2 to Selected Dealer Agreement dated April 11, 2015, and Amendment No. 3 to Selected Dealer Agreement, dated May 31, 2016 (collectively, the “Selected Dealer Agreement”), pursuant to which Ameriprise agreed to act as a participating broker dealer and offer and sell on a best efforts basis shares of the Registrant’s common stock pursuant to the Registrant’s initial public offering.
Ameriprise has informed the Griffin Entities that it intends to migrate its cost reimbursement-related operations to one of its affiliates, American Enterprise Investment Services Inc. (“AEIS”), starting on January 1, 2017 (the “Effective Date”). After the Effective Date, the services currently provided by Ameriprise will be bifurcated such that Ameriprise will continue to offer and sell shares of the Registrant’s common stock and receive the associated selling commissions and distribution and stockholder servicing fees, and AEIS will perform certain broker dealer services including, but not limited to, distribution, marketing, administration and stockholder servicing support (the “Cost Reimbursement Services”), which were previously performed by Ameriprise under the Selected Dealer Agreement. Cost Reimbursement Services performed by AEIS will further include product due diligence, training and education, and other support-related functions. As a result of this bifurcation, commencing on the Effective Date, AEIS will be entitled to receive the marketing fees and expense reimbursements to which Ameriprise previously was entitled under the Selected Dealer Agreement. The services provided by and the amount of selling commissions, distribution and stockholder servicing fees, marketing fees and potential expense reimbursements payable to Ameriprise and its affiliates will not change as a result of this bifurcation.
In order to effect this bifurcation, on December 19, 2016, the Griffin Entities and Ameriprise entered into Amendment No. 4 to Selected Dealer Agreement (the “Amendment to the Ameriprise SDA”) and the Griffin Entities and AEIS entered into a cost reimbursement agreement (the “Cost Reimbursement Agreement”).
In addition to the terms described above, the Cost Reimbursement Agreement provides that the Griffin Entities, including the Registrant, jointly and severally, will indemnify AEIS and certain affiliates to the same extent and on the same terms and conditions that each of the Griffin Entities is required, pursuant to Section 8(a) of the Selected Dealer Agreement, to indemnify Ameriprise and certain affiliates.
The foregoing descriptions of the Amendment to the Ameriprise SDA and the Cost Reimbursement Agreement do not purport to be complete in scope and are qualified in their entirety by the full text of the Amendment to the Ameriprise SDA and the Cost Reimbursement Agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.
Item 7.01    Regulation FD Disclosure
On December 22, 2016, Griffin Capital Corporation, the Registrant's sponsor, issued a press release on behalf of the Registrant, disclosing the acquisition of the Zoetis property described below in Item 8.01. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 8.01.    Other Events
Acquisition of Zoetis Property
On December 16, 2016, the Registrant acquired a three-story, Class "A" office property consisting of 125,735 net rentable square feet located in Parsippany, New Jersey (the "Zoetis property"). The Zoetis property is currently leased in its entirety to Zoetis Services LLC ("Zoetis Services"), with a parent guarantee from Zoetis Inc. ("Zoetis"). The purchase price for the Zoetis property was $44.0 million, plus closing costs. The purchase price plus closing costs and certain acquisition expenses to third parties (reduced by certain adjustments, credits, and previous deposits) were funded with proceeds from the Registrant's public offering and a draw of $33.0 million pursuant to the Registrant's revolving credit facility with a syndicate of lenders under which KeyBank, N.A. serves as administrative agent and Bank of America, N.A., SunTrust Bank, Capital One, National Association, and Wells Fargo Bank, National Association serve as co-syndication agents. The Registrant's advisor earned approximately $1.6 million in acquisition fees (including the Contingent Advisor Payment, as such term is defined in the Registrant's advisory agreement, as amended) in connection with the acquisition of the Zoetis property. As of the closing date, the Registrant incurred acquisition expenses of approximately $0.8 million in connection with the acquisition of the Zoetis property, approximately $0.2 million of which will be reimbursed or paid to the Registrant's advisor and approximately $0.6 million of which was paid to unaffiliated third parties.
Zoetis Services is an operating subsidiary of Zoetis, which is a provider of services in the discovery, development, manufacturing, and commercialization of animal health medicines and vaccines, with a focus on livestock and companion animals. Zoetis operated as part of Pfizer for more than 60 years, and since 2013 as an independent public company. Zoetis (NYSE: ZTS) holds an approximate 20% market share of the animal pharmaceutical industry and maintains investment-grade credit ratings of 'BBB-' from Standard and Poor's and 'Baa2' from Moody's.
The Zoetis property is located in Parsippany, New Jersey and is part of the Mack-Cali Business Campus, one of the largest corporate campuses in the state, in close proximity to Interstate 80 and Interstate 287, which provides access to a number of major cities, including New York City and Newark. The Zoetis property serves as the corporate headquarters. The Zoetis property was recently renovated to create a state-of-the-art headquarters with finishes, quality levels, building envelope and infrastructure commensurate with other newly constructed Class 'A' buildings in the market. The Zoetis property is located immediately adjacent to two buildings that comprise the core of Wyndham Worldwide Corporation's corporate headquarters campus, which is owned by the Registrant and another real estate investment trust sponsored by the Registrant's sponsor. The Registrant believes that the Zoetis property is a business essential facility to Zoetis Services' overall operations due to the operational functions performed therein, Zoetis Services' long-term commitment to the location evidenced by its long-term lease, and its significant locational benefits.
The Zoetis Services lease is a triple net lease with a remaining term of 12.0 years upon the Registrant's acquisition, expiring in December 2028. The forward 12-months' rent is approximately $2.8 million with 2.0% annual rental rate increases for the remaining duration of the lease. Zoetis also serves as the guarantor for Zoetis Services' obligations under the Zoetis Services lease. Zoetis Services has two five-year renewal options at fair market rent, and a right of first offer, subject to certain conditions.
The initial capitalization rate on Zoetis Services year one income is 6.29%. The going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all the revenues from Zoetis Services including base rental revenue, parking revenue, and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance, and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that Zoetis Services will perform its obligations under its lease agreements during the first year of its lease with the Registrant.
The Tenant will be responsible for managing the Zoetis property. Griffin Capital Essential Asset Property Management II, LLC will be paid an oversight fee in an amount of 1% of the gross monthly revenues collected from the Zoetis property.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.1
Amendment No. 4 to Selected Dealer Agreement, dated as of December 19, 2016, by and among Griffin Capital Essential Asset REIT II, Inc., Griffin Capital Corporation, Griffin Capital Securities, LLC, Griffin Capital Essential Asset Advisor II, LLC, and Ameriprise Financial Services, Inc.

10.2
Cost Reimbursement Agreement, dated as of December 19, 2016 and effective as of January 1, 2017, by and among Griffin Capital Essential Asset REIT II, Inc., Griffin Capital Corporation, Griffin Capital Securities, LLC, Griffin Capital Essential Asset Advisor II, LLC and American Enterprise Investment Services Inc.

99.1    Press Release regarding the Zoetis Property dated December 22, 2016

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: December 22, 2016	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary